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                                                                    EXHIBIT 99.1

                            JOINT REPORTING AGREEMENT

          In consideration of the mutual covenants herein contained, pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the parties hereto represents to and agrees with the other parties as follows:

          Such party is eligible to a statement or statements on Schedule 13D pertaining to the Common Stock, $0.01 par value per share, of Overhill Farms, Inc., a Nevada corporation, to which this Joint Reporting Agreement is an exhibit, for filing of the information contained herein.

          Such party is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, PROVIDED that no such party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

          Such party agrees that such statement is being filed by and on behalf of each of the parties identified herein, and that any amendment thereto will be filed on behalf of each such party.

          This Joint Reporting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

Dated: November 15, 2002    LEVINE LEICHTMAN CAPITAL PARTNERS II,
                            L.P., a California limited partnership

                            By: LLCP California Equity Partners II, L.P., a
                                California limited partnership, its General
                                Partner

                                By: Levine Leichtman Capital Partners,Inc.,a
                                    California corporation, its General Partner


                                    By:  /s/ ARTHUR E. LEVINE
                                        -------------------------------
                                          Arthur E. Levine
                                          President

                            LLCP CALIFORNIA EQUITY PARTNERS II, L.P., a California limited partnership

                            By: Levine Leichtman Capital Partners, Inc., a
                                California corporation, its General Partner


                                By:  /s/ ARTHUR E. LEVINE
                                    ------------------------------
                                      Arthur E. Levine
                                      President

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                            LEVINE LEICHTMAN CAPITAL PARTNERS, INC.,
                            a California corporation


                            By:  /s/ ARTHUR E. LEVINE
                                ---------------------------------------
                                Arthur E. Levine
                                President

                             /s/ ARTHUR E. LEVINE
                            -------------------------------------------
                            ARTHUR E. LEVINE

                             /s/ LAUREN B. LEICHTMAN
                            -------------------------------------------
                            LAUREN B. LEICHTMAN

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